                                                                 Exhibit 10.39

                                TAB PRODUCTS CO.

                           CHANGE OF CONTROL AGREEMENT
                           ---------------------------

       This Change of Control Agreement (the "Agreement") is effective as of October 17, 1996, by and between Jack Peth (the "Employee"), and Tab Products Co., a Delaware corporation (the "Company").

                                    RECITALS

       A. The Employee presently serves at the pleasure of the Board of Directors as Acting President and Chief Executive Officer of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.

       B. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as defined below) of the Company.

       C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control which provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company following a Change of Control.

       D. The Board has determined that it is in the best interests of the Company and its stockholders to provide Employee with certain severance benefits upon the Employee's termination of employment by the Company apart from a Change of Control.

       E.     Certain capitalized terms used in the Agreement are defined in
Section 3 below.

       In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

       1. TERMS OF EMPLOYMENT. The Company and the Employee agree that the Employee's employment is at will, and that their employment relationship may be terminated by either party at any time, with or without cause. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement. The provisions of this Agreement shall terminate on October 1, 2001 (except that the Employee's employment by the Company shall continue to be "at will"). Any termination of this Agreement shall not affect any required payment or benefit that accrues prior to such termination.

       2.     SEVERANCE BENEFITS.  Subject to Sections 2(d) and 2(e) below,

              (a) TERMINATION FOLLOWING A CHANGE OF CONTROL. If the Employee's employment is terminated within one (1) month prior to or twelve (12) months following a Change of Control, then the Employee shall be entitled to receive severance benefits as follows:

                     (i) INVOLUNTARY TERMINATION. If the Employee's employment is terminated as a result of Involuntary Termination (as defined in Section 3(b) below), then the Employee shall be entitled to receive severance pay in an amount equal to 150% of the Employee's annual base salary at the time of such termination, plus the full amount of Employee's annual bonus at the "on-target" level for the fiscal year in which Employee is terminated, which amount shall be paid in lieu of any bonus or commission that may be owing, or becomes owed to Employee at any time thereafter. Any severance payments to which the Employee is entitled pursuant to this section shall be paid in a lump sum within thirty (30) days of the Employee's termination. In addition, for a period of up to eighteen (18) months after any termination under this
Section 2(a)(i), (i) the Company shall, if permitted under the Company's existing health insurance plan at no additional premium to the Company, continue Employee's existing group health insurance coverage, or if not so permitted, reimburse the Employee for any COBRA premiums paid by the Employee for continued group health insurance coverage and (ii) the Company shall continue to pay premiums for life insurance maintained by the Company on behalf of Employee in the same amount of coverage as was in place prior to the termination of employment, PROVIDED THAT such insurance coverage can be continued on an individual basis following Employee's termination and PROVIDED FURTHER that the Company shall not be required to pay any additional premium amount for individual coverage (the "Employment Benefits"). Such Employment Benefits shall terminate upon the earlier of (i) eighteen (18) months from the date of the Employee's termination or (ii) upon commencement of New Employment by the Employee. In addition, Employee shall be entitled to reimbursement of up to $10,000 worth of outplacement services actually used.

                     (ii) VOLUNTARY RESIGNATION. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination or a Termination for Cause), then the Employee shall not be entitled to receive severance or other benefits following the date of such termination under the terms of this Agreement, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination except as otherwise required by applicable law.

                     (iii) DISABILITY; DEATH. If the Company terminates the Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated at any time due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits following the date of such termination under the terms of this Agreement, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination except as otherwise required by applicable law.

                     (iv) TERMINATION FOR CAUSE. If the Employee is terminated for Cause, then the Employee shall not be entitled to receive any severance or other benefits following the date of such termination under the terms of this Agreement, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination except as otherwise required by applicable law.

                     (v) ACCELERATION OF STOCK OPTIONS. The Employee shall be entitled to acceleration of vesting for Employee's stock options as provided under the Company's 1991 Stock Option Plan or any applicable successor plan.

              (b) TERMINATION APART FROM CHANGE OF CONTROL. (i) If the Employee's employment is terminated by reason of an Involuntary Termination either prior to the occurrence of a Change of Control or after the expiration of twelve (12) months following a Change of Control, then the Employee shall be entitled to receive the following: (A) severance pay in an amount equal to 50% of the Employee's annual base salary at the time of the termination; (B) if targets have been met through the date of Employee's termination, the amount of Employee's on-target bonus for the fiscal year in which Employee's employment was terminated, multiplied by a fraction the numerator of which is the number of full months of Employee's employment during such fiscal year and the denominator of which is twelve (12), PROVIDED THAT the amounts payable under subsections (i)(A) and (ii)(B) shall be paid in a lump sum within thirty (30) days of the Employee's termination; (C) in the event Employee has not commenced New Employment by the end of the sixth month following the termination (the "Initial Period"), Employee shall be entitled to additional severance pay in the amount of 67% of Employee's monthly base salary at the time of termination, which amount shall be payable monthly on the first day of each of the six months following the Initial Period (the "Additional Period"), PROVIDED THAT, such monthly payments shall terminate upon the commencement of New Employment by the Employee and in any event shall terminate following the sixth such payment; and
(D) in the event Employee shall commence New Employment during the Initial Period or the Additional Period, the Employee shall be entitled to receive an additional severance payment in accordance with the schedule attached hereto as EXHIBIT A, payable in a lump sum thirty (30) days after Employee's notice of commencement of New Employment.

       (ii) In addition, for a period of up to twelve (12) months after any Involuntary Termination covered under this Section 2(b), the Company shall provide the Employment Benefits, provided that such Employment Benefits shall terminate upon the earlier of (A) twelve months from the date of the Employee's termination or(B) upon commencement of New Employment by the Employee and the Employee shall be entitled to reimbursement for up to $10,000 worth of outplacement services actually used.
       (iii) Following an Involuntary Termination subject to this Section 2(b) which occurs prior to June 9, 1997, acceleration of 30,000 then unvested shares of any stock option granted to the Employee under the Company's 1991 Stock Option Plan shall automatically occur as set forth under this Section 2(b)(iii) and the Employee shall automatically have the right to exercise all or any portion of such stock option to the extent so accelerated, in addition to any portion of the option exercisable prior to acceleration.

       (iv) If the Employee's employment is terminated by reason of voluntary resignation, Disability, death or for Cause either prior to the occurrence of a Change of Control or after the expiration of twelve (12) months following a Change of Control, then the Employee shall not be entitled to receive any severance or other benefits following the date of such termination under the terms of this Agreement, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance plans existing on the date of such termination except as otherwise required by applicable law.

              (c) REPURCHASE OPTION. In partial consideration of the benefits granted Employee hereunder, Employee hereby grants to the Company the right (the "Company Repurchase Option"), exercisable in the sole discretion of the Company, to repurchase from the owner thereof, on the terms set forth in this Section 2(c), any and all shares of the capital stock of the Company beneficially owned by Employee (or by any transferee of Employee or subsequent transferee, except as otherwise provided below) which shall have been acquired by Employee pursuant to the exercise of any stock option granted to Employee by the Company (the "Repurchase Shares").

              (i) EXERCISE OF COMPANY REPURCHASE OPTION. The Company may exercise the Company Repurchase Option by written notice to Employee, Employee's legal representative, or other owner of the Repurchase Shares, as the case may be, during the Repurchase Period. The "Repurchase Period" shall commence upon the date of Employee's termination of employment for any reason or no reason, other than (A) any termination of employment occurring less than thirty (30) days prior to a Change of Control and (B) any termination of employment following a Change of Control. The Repurchase Period shall terminate, with respect to Repurchase Shares acquired upon the exercise of any Company stock option, on the later of (A) the date ten (10) days after the commencement of the Repurchase Period or (B) the date ten (10) days after such Company stock option is last exercised; provided, however, that the Repurchase Period with respect to all Repurchase Shares shall terminate on the date which is thirty (30) days prior to a Change of Control. If the Company fails to give such notice of exercise during the Repurchase Period, the Company Repurchase Option shall terminate (unless the Company and Employee have agreed in writing to extend the time for the exercise of the Company Repurchase Option).

              (ii) PAYMENT FOR REPURCHASE SHARES. The repurchase price per share being repurchased by the Company pursuant to the Company Repurchase Option shall be an amount equal to the greater of (A) the closing price per share of the class of securities subject to the Company Repurchase Option as reported on the securities exchange or market system constituting the primary market for such class of the Company's securities (the "Closing Price") on the date of Employee's termination of employment or (B) the Closing Price on the date of the exercise of any Company stock option (the "Determination Date"). For purposes of establishing the Determination Date, if the date of termination of Employee's employment does not fall on a day on which such class of securities is traded on such exchange or market system, the repurchase price per share shall be determined in accordance with the preceding sentence on the last day on which such securities were so traded. If there is then no public market for the class of securities subject to the Company Repurchase Option, the repurchase price per share shall be the fair market value per share of such class of securities as determined in good faith by the Board of Directors of the Company. Payment by the Company to the owner of the Repurchase Shares shall be made in cash on or before the last day of the Repurchase Period. For purposes of the foregoing, cancellation of any indebtedness of Employee to the Company shall be treated as payment to Employee in cash to the extent of the unpaid principal and any accrued interest canceled.

              (iii) ASSIGNMENT OF COMPANY REPURCHASE OPTION. The Company shall have the right to assign the Company Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

              (iv) TRANSFEREES OF REPURCHASE SHARES. All transferees and subsequent transferees of the Repurchase Shares or any interest therein, other than the Company or any transferees who acquired such shares pursuant to a sale of such shares in a "brokers' transaction" within the meaning of Rule 144 under the Securities Act of 1933, as amended, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) to receive and hold such Repurchase Shares or any interest therein subject to all of the terms and conditions of this Section 2(c). Any transfer of Repurchase Shares shall be void unless the requirements of this Section 2(c) are satisfied. The Company may at any time place legends referencing the Company Repurchase Option on certificates representing the Repurchase Shares.

              (d) RELEASE OF CLAIMS; RESIGNATION. Employee's entitlement to any benefits under this Section 2 is conditioned upon Employee's execution and delivery to the Company of (i) a general release of claims in a form satisfactory to the Company and (ii) a resignation from all of Employee's positions with the Company, including from the Board of Directors and any committees thereof on which Employee serves, in a form satisfactory to the Company.

              (e) LIMITATION OF PAYMENTS AND BENEFITS.

                     (i) To the extent that any of the payments and benefits provided for in this Agreement or otherwise payable to the Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and, but for this Section 2(e), would be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision, the aggregate amount of such payments and benefits shall be reduced, but only to the extent necessary so that none of such payments and benefits are subject to excise tax pursuant to Section 4999 of the Code.

                     (ii) Within sixty (60) days after the later of termination of employment or the related Change in Control, the Company shall notify the Employee in writing if it believes that any reduction in the payments and benefits that would otherwise be paid or provided to the Employee under the terms of this Agreement is required to comply with the provisions of Subsection 2(e)(i). If the Company determines that any such reduction is required, it will provide the Employee with copies of the information used and calculations made by the Company to determine the amount of such reduction. The Company shall determine, in a fair and equitable manner after consultation with the Employee, which payments and benefits are to be reduced so as to result in the maximum benefit for the Employee.

                     (iii) Within thirty (30) days after the Employee's receipt of the Company's notice pursuant to Subsection 2(e)(ii), the Employee shall notify the Company in writing if the Employee disagrees with the amount of reduction determined by the Company, or the selection of the payments and the benefits to be reduced. As part of such notice, the Employee shall also advise the Company of the amount of reduction, if any, that the Employee has, in good faith, determined to be necessary to comply with the provisions of Subsection 2(e)(i) and/or the payments and benefits to be reduced. Failure by the Employee to provide this notice within the time allowed will be treated by the Company as acceptance by the Employee of the amount of reduction determined by the Company and/or the payments and benefits to be reduced. If any differences regarding the amount of the reduction and/or the payments and benefits to be reduced have not been resolved by mutual agreement within sixty
(60) days after the Employee's receipt of the Company's notice pursuant to Subsection 2(e)(ii), the amount of reduction and/or the payments and benefits to be reduced as determined by the Employee will be conclusive and binding on both parties unless, prior to the expiration of such sixty (60) day period, the Company notifies the Employee in writing of the Company's intention to have the matter submitted to arbitration for resolution and proceeds to do so promptly. If the Company gives no notice to the Employee of a required reduction as provided in Subsection 2(e)(ii), the Employee may unilaterally determine the amount of reduction required, if any, and/or the payments and benefits to be reduced, and, upon written notice to the Company, the amount and/or the payments and benefits to be reduced will be conclusive and binding on both parties.

                     (iv) If, as a result of the reductions required by Subsection 2(e)(i), the amounts previously paid to the Employee exceed the amount to which the Employee is entitled, the Employee will promptly return the excess amount to the Company.

              (f) CONSULTING SERVICES. In consideration for the other benefits provided hereunder, during the twelve (12) months following any Involuntary Termination subject to Section 2(b) hereof, Employee shall provide consulting services to the Company at the request of the Chairman or the Chief Executive Officer. Such services shall include any reasonable requests for information or assistance by the Chairman or Chief Executive Officer, including but not limited to the transition of Employee's duties and shall be provided at mutually convenient times.

       3. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

              (a) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of either of the following events:

                     (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                     (ii) (A) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the complete liquidation of the Company; or (C) the sale or disposition by the Company of all or substantially all the Company's assets.

              (b) INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean the Employee's resignation within 60 days after any of the following:

                     (i) Without the Employee's express written consent, the assignment to the Employee of any significant duties or the significant reduction of the Employee's duties, either of which is materially inconsistent with the Employee's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities, which is not effected for death, Disability or for Cause;

                     (ii) Without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction;

                     (iii) Any reduction by the Company in an amount greater than 10% in the base salary and/or prospective bonus of the Employee as in effect immediately prior to such reduction, other than a reduction applied generally to executive officers of the Company;

                     (iv) Any reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction, other than a reduction applied generally to executive officers of the Company;

                     (v) The relocation of the Employee to a facility or a location more than 40 miles from the Employee's then present location, without the Employee's express written consent; or

                     (vi) The failure of the Company to obtain the assumption of the terms of this Agreement by any successors contemplated in Section 4 below.

PROVIDED, HOWEVER, that the Employee's resignation as a result of any of the foregoing conditions shall be a voluntary resignation, and not an involuntary termination, unless the Employee gives written notice of any such condition(s) to the Board and allows the Company at least 10 days thereafter to correct such condition(s). It shall also be an Involuntary Termination if the Company terminates the Employee for any reason other than Disability, death or for Cause.

              (c) CAUSE. For purposes of this Agreement, a termination "for Cause" occurs if the Employee is terminated for any of the following reasons:

                     (i) Theft, dishonesty, or intentional falsification of any employment or Company records;

                     (ii) Improper disclosure of the Company's confidential or proprietary information;

                     (iii) Any action by the Employee that Employee knew or should have known could have a material detrimental effect on the Company's reputation or business;

                     (iv) The Employee's failure or inability to perform any reasonable assigned duties after written notice from the Company to the Employee of, and a reasonable opportunity to cure, such failure or inability; or

                     (v) The Employee's conviction (including any plea of guilty or nolo contendre) for any criminal act that impairs his ability to perform his duties for the Company.

              (d) DISABILITY. "Disability" shall mean that the Employee is unable to perform his duties as an employee of the Company as the result of his incapacity due to physical or mental illness for 120 days (not necessarily consecutive) in any one year period. Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties as an employee of the Company before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

              (e) NEW EMPLOYMENT. For purposes of this Agreement, "New Employment" shall mean any salaried position with any employer.

       4.     EMPLOYEE COVENANT REGARDING NONSOLICITATION.  For a period of one
(1) year following termination of employment for any reason, the Employee shall not recruit, solicit, or invite the solicitation of any employees of the Company to terminate their employment with the Company.

       5.     SUCCESSORS.

              (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

              (b) EMPLOYEE'S SUCCESSORS. All rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Employee shall have no right to assign any of his obligations or duties under this Agreement to any other person or entity.

       6.     NOTICE.

              (a) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

              (b) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 6 of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

       7.     MISCELLANEOUS PROVISIONS.

              (a) NO DUTY TO MITIGATE. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking New Employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

              (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

              (c) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

              (d) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

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

              (e) ARBITRATION. In the event of any dispute or claim relating to or arising out of the Employee's employment relationship with the Company, this Agreement, or the termination of the Employee's employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud or age, race, sex, national origin, disability or other discrimination or harassment), the Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California. The Employee and the Company hereby knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the actual or alleged misuse or misappropriation of the Company's property, including, but not limited to, its trade secrets or proprietary information.

              (f) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

              (g) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

              (h) ASSIGNMENT BY COMPANY. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment.
In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

              (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

              (j) PRIOR AGREEMENTS. This Agreement shall supersede all prior arrangements whether written or oral, and understandings, regarding the subject matter of this Agreement.

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

       IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY                                   TAB PRODUCTS CO.



                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------


EMPLOYEE                                  By:
                                             -----------------------------------



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

                                    EXHIBIT A
                                    ---------

                      SEVERANCE PAYMENT UNDER SECTION 2(b)

In the event that Employee is entitled to severance benefits pursuant to Section 2(b) of the Agreement and commences New Employment within the Initial Period or the Additional Period (as defined in the Agreement), the Employee shall be entitled to a severance payment as follows:




    -------------------------------------------------------------------------
            NEW EMPLOYMENT COMMENCES                        SEVERANCE AMOUNT
    -------------------------------------------------------------------------
    -------------------------------------------------------------------------
     During Initial Period                                       $67,500
    -------------------------------------------------------------------------
     During 1st Month Following Initial Period                   $56,250
    -------------------------------------------------------------------------
     During 2nd Month Following Initial Period                   $45,000
    -------------------------------------------------------------------------
     During 3rd Month Following Initial Period                   $33,750
    -------------------------------------------------------------------------
     During 4th Month Following Initial Period                   $22,500
    -------------------------------------------------------------------------
     During 5th Month Following Initial Period                   $11,250
    -------------------------------------------------------------------------
     During 6th Month Following Initial Period                      $0
    -------------------------------------------------------------------------


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